Exhibit 10.8

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made this 1st day of December, 1986, by and between Indian Creek Company, a Virginia general partnership (“Landlord”), and Boat America Corporation, a Virginia corporation (“Tenant”).

WHEREAS, Landlord is the owner of certain real property and improvements located at Long Meadow and Porter Chemical Road, Hagerstown, Maryland, such improvements presently consisting of warehouse and office space containing approximately 287,300 square feet, more particularly described in Exhibit A attached hereto (“Premises”); and

WHEREAS, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the premises from Landlord, upon the terms, conditions, covenants, and agreements set forth herein;

NOW, THEREFORE, Landlord and Tenant, do hereby covenant and agree as follows:

I. Premises, Term and Surrender

A. Premises. Landlord hereby leases the Premises to Tenant, for the “Term” and upon the conditions, covenants and agreements hereinafter provided.

B. Term. The term of this Lease shall be for a period commencing on even date herewith and expiring at midnight on November 30, 1996, (the “Term”), unless sooner terminated in accordance with the provisions hereof. At the option of the Tenant, the Lease may be renewed for two (2) additional five-year periods.

C. Surrender. Tenant shall, upon expiration of the Term hereof, quit and surrender the Premises to Landlord in good order and condition, reasonable wear and tear excepted. In the event that Tenant is prevented from quitting and surrendering the Premises upon the expiration of the Term due to any cause beyond the control of Tenant, then Tenant shall be allowed to remain at and in the Premises as a month-to-month Tenant, upon the same terms, conditions, covenants and agreements as are set forth herein and at a monthly rent derived by dividing the annual rent set forth in paragraph II-A by twelve (12), until such time as Tenant shall be able to quit and surrender the Premises to Landlord.

II. Rent, Impositions and Liens.

A. Rent. Tenant covenants and agrees to pay to Landlord rent in the following amounts (“Base Rent”);

(1) Upon commencement of this Lease, and continuing on the first day of each subsequent month during the Term of this Lease, Tenant shall pay to Landlord, in advance, rent in the amount of $46,000 per month.

(2) If the first and last month during the Term of this Lease is less than a full calendar month, the rent due in such month(s) shall be proportionately reduced by multiplying the rent that would otherwise be due for the full month by a fraction, the numerator of which is the number of days in the month during the Term, and the denominator of which is the number of days in such month.

(3) All rent shall be paid to Landlord at the Premises, unless Landlord gives Tenant notice of a different address in accordance with paragraph XIII-C below.

B. Rental Adjustments. On the first day of the sixty-first (61st) month after the commencement of this Lease, and at the beginning of each renewal option period, the then Base Rent shall be adjusted upwards by the increase, if any, in the U.S. Consumer Price Index, or in any interest adjustment by First National Bank of Maryland (“Bank”), whichever is greater, by multiplying the Base Rent then due each month by a fraction, the numerator of which shall be the Consumer Price Index or Bank interest rate, as of the most recent date prior to such adjustment, and the denominator of which shall be the Consumer Price Index as of the commencement date of this Lease.

C. Liens. Tenant shall pay all workmen and materialmen providing services or materials to the Premises at the request of Tenant and shall not allow any mechanic’s or materialmen’s lien to attach to or become a lien against the Premises. If any such lien attaches to or becomes a lien against the Premises, Tenant agrees to discharge such lien within ten (10) days after written notice thereof from Landlord to Tenant or to provide a satisfactory bond against any such lien.

D. Impositions.

(1) Tenant covenants and agrees to pay all lawful real estate taxes, assessments, general or special, sewer and water charges and any other governmental charges, levied, imposed or which become a lien against the Premises allocable to the Term of this Lease (all or any of which are hereinafter referred to as the “Imposition” or “Impositions”).

(2) If any Imposition may, at the election of Tenant, be paid in installments (whether or note interest shall be imposed as a condition of payment in installments), Landlord hereby authorizes and permits Tenant to pay such Imposition in such installments as Tenant and the imposing authority may agree upon.

(3) If any such Imposition payable by Landlord prior to the commencement of this Lease or after termination of this Lease covers a period during he Term of this Lease, or if any such Imposition payable by Tenant covers a period prior to the commencement of this Lease or subsequent to the termination of this Lease, such Imposition (including interest thereon, if any) shall be prorated between Landlord and Tenant as of the date of commencement or termination of this Lease, as the case may be, and paid to the appropriate party at such time.

(4) Tenant shall have the right to protest and/or contest any Imposition which is required to be paid by Tenant hereunder by appropriate administrative or legal proceedings, provided, however:

(i) Such protest or contest shall not cause or result in a sale or foreclosure of the Premises which cannot be terminated by payment of said protested or contested Imposition;

(ii) Tenant shall diligently prosecute such protest and/or contest; and

(iii) Tenant shall be responsible for the payment of any penalties, interest or fees with respect to the Imposition protested or contested.

E. Right of Landlord. If Tenant shall fail to pay any liens in accordance with paragraph II-C; or fail to discharge or bond any lien, or, if Tenant shall fail to pay any Imposition in accordance with paragraph II-D, Landlord shall have the right, after prior written notice thereof to Tenant, to pay or discharge such lien or Imposition on behalf of Tenant. Any amount so paid by Landlord on behalf of Tenant shall be deemed additional rent hereunder and shall be paid by Tenant within ten (10) days of written demand thereof by Landlord.

III. Use, Maintenance and Alterations.

A. Use.

(1) Tenant shall have the exclusive right to use and occupy the Premises for its business operations, together with activities related thereto including any storage of Tenant’s line of products.

(2) Tenant agrees to comply with all lawful governmental requirements in connection with the use and occupancy of the Premises. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant’s own expense.

B. Repairs. Tenant agrees to maintain the Premises in good condition and repair, reasonable wear and tear excepted, at its sole cost and expense.

C. Alterations. Tenant will not make or permit anyone to make any material alterations, additions or improvements, structural or otherwise, in or to the Premises without the prior written consent of Landlord.

IV. Assignment and Subletting. Tenant shall have the right, with the prior written approval of Landlord, not to be unreasonably withheld, to assign this Lease and/or to sublet all or any portion or portions of the Premises at any time, Tenant to remain obligated for the rent in the event of any default by the assignee or subtenant.

V. Insurance. Tenant shall obtain and maintain insurance in accordance with the requirements set forth in Exhibit B attached hereto and made a part hereof.

VI. Default.

A. Default. Tenant shall be in default hereunder if Tenant shall fail to timely pay rent hereunder or comply with any of Tenant’s obligations hereunder where such failure to comply shall continue for a period of ten (10) days after the due date or required date of performance; provided, however, that Tenant shall not be deemed in default if any such default may be reasonably cured within thirty (30) days and Tenant is diligently proceeding with the curing of such default.

B. Remedies. In the event that Tenant is in default, Landlord, upon ten (10) days prior written notice to Tenant, may terminate this Lease and reenter the Premises. In addition, Landlord shall have the right to pursue any claim or action against Tenant for damages or equitable relief, and/or the right to cure such default on behalf of tenant (which shall not constitute a waiver of such default) and charge Tenant the cost of effecting such cure as additional rent hereunder.

VII. Title.

A. Warranty. Landlord represents, warrants and covenants that it has good and marketable title to the Premises and that it has the full right, power and authority to enter into this Lease.

B. Quite Enjoyment. Landlord represents, warrants and covenants that for so long as Tenant complies fully with the terms of this Lease, Tenant shall have, occupy and hold and use the Premises lawfully and for its quiet enjoyment during the term of this Lease.

VIII. Casualty and Condemnation.

A. Condemnation. If, during the Term of this Lease, the whole or any part of the Premises or the improvements located thereon shall be taken as a result of the exercise of any power or condemnation or eminent domain (or by private purchase in lieu thereof), Landlord shall be entitled to retain the entire condemnation award and Tenant shall have no claim or rights with respect thereto. In the event of any partial taking as aforesaid, Tenant shall have the right of either (1) accepting an equitable reduction in the rent or (2) terminating this Lease, in which case Tenant shall be relieved of any further obligation to Landlord. In the event that the Premises are wholly taken as a result of any condemnation of eminent domain (or private purchase in lieu thereof), this Lease shall immediately terminate and be automatically cancelled.

B. Casualty. In the event that the Premises or any substantial part thereof or any buildings or other improvements to the Premises or any substantial part thereof (greater than fifty (50%) percent) are destroyed by fire or other casualty, Landlord shall have the option in its sole discretion of (1) terminating this Lease as of the date of such casualty or destruction or (2) applying the proceeds of any existing insurance policies, if any, to the restoration of the Premises and/or any buildings or other improvements thereon. In the event that Landlord elects to restore the Premises, the rent payable pursuant to this Lease shall abate in whole or in part, as the case may be, (any rent reduction based upon the percentage destruction of the Premises) during the period commencing on the date of such damage or destruction and ending on the date upon which Landlord finishes restoring the Premises.

IX. Bankruptcy or Insolvency of Tenant. In the event of the adjudication of bankruptcy or insolvency of Tenant or in the event that Tenant makes an assignment for the benefit of its creditors or enters into any composition or similar arrangement with creditors, this Lease shall automatically terminate and the provisions hereof shall be of no further force of effect.

X. Inspection. Tenant will permit Landlord, or its agents or other representatives, to enter the Premises, without charge therefore to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises throughout the Term or to exhibit the same to prospective tenants or purchasers during the last one hundred eighty (180) days of the Term of this Lease.

XI. Subordination and Attornment.

A. Subordination. This Lease is subject and subordinate to the lien of a first Deed of Trust dated                      (the “Deed of Trust”) between Indian Creek Company and Patricia A. Brion and Laura J. Russell (the “Trustees”), which secures First National Bank of Maryland, and to all and any renewals, extensions, modifications, recasting or refinancings thereof. In confirmation of such subordination, Tenant shall, at Landlord’s request, promptly execute, acknowledge and deliver to Landlord any requisite or appropriate certificate or other document. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or certificates for or on behalf of Tenant if Tenant does not execute said certificate within five (5) days of receipt thereof.

B. Attornment.

(1) Tenant agrees that in the event of such a foreclosure pursuant to the Deed of Trust, Tenant shall attorn to the Bank or its successors in interest, if requested to do so by such successor and to recognize such successor as the Landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

(2) Provided Trustees have given Tenant written notice of where such notices are to be sent, Tenant shall not terminate this Lease for any default on the part of the Landlord without first giving thirty (30) days written notice by certified or registered mail, return receipt requested, to the Trustees, specifying the default in reasonable detail, and affording the Trustees a reasonable opportunity to make performance within the time period specified in such notice, at their election, for and on behalf of the Landlord.

XII. Utilities. Tenant shall pay all costs and charges for all utilities and services provided or used in or at the Premises.

XIII. Other Provisions.

A. No Broker. Landlord and Tenant each represent and warrant to the other that they have not authorized any broker, agent or finder to act on their behalf nor do they have any knowledge of any broker, agent or finder purporting to act on their behalf in respect to this transaction, and Landlord and Tenant hereby agree to indemnify and hold harmless the other from and against any cost, expense, claim, liability or damage resulting from a breach of the representation and warranty contained herein.

B. No Partnership or Joint Venture Created. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any relationship between the parties hereto other than that of Landlord and Tenant.

C. Notice. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, or by registered or certified mail, return receipt requested, and first class postage prepaid, as follows: (i) To Landlord, at the Premises; or (ii) to Tenant, at the Premises; or to such other address as either party may furnish to the other by notice in accordance with this paragraph XIII-C. Notice shall be deemed effective when received.

D. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Maryland.

E. Invalidity of Particular Provisions. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid an be enforced to the fullest extent permitted by law.

F. Headings. The captions and headings herein are for convenience of reference only and in no way define or limit the scope or content of this Lease or in any way affect its provisions.

G. Binding Effect. This Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, heirs, executors, administrators, successors and assigns.

H. Entire Lease. This Lease contains the final and entire agreement between the parties hereto and is intended to be an integration of all prior negotiations and understandings. Landlord, Tenant and their respective agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modification of this Lease shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year set forth below.

LANDLORD:

WITNESS:	INDIAN CREEK COMPANY,
a Virginia general partnership

/s/ Richard Ellison	By:	/s/ Richard Schwartz		(SEAL)
Richard Schwartz, Partner
Dated: November 25, 1986

TENANT:

WITNESS:	BOAT AMERICA CORPORATION,
A Virginia corporation

/s/ Steven G. Schwartz		By:	/s/ Thomas J. Petrash	(SEAL)
(SEAL)			Thomas J. Petrash,
Vice President
Dated: November 25, 1986

EXHIBIT “B”

INSURANCE COVERAGE

A. Property Insurance. Tenant shall, at all times during the term hereof, insure the premises against loss or damage from fire, smoke, lightning, windstorm, explosion, vandalism, malicious mischief and the other hazards ordinarily included under standard broad form extended coverage endorsements in amounts equal to the full replacement cost of the Premises (that amount having been determined to be $7,000,000.00).

B. Public Liability, Workman’s Compensation, and Property Damage Insurance. Tenant shall, at all times during the term hereof, maintain general public liability insurance coverage of $5,000,000.00 and workmen’s compensation as required by law insuring against claims for bodily injury or death occurring upon, in or about, or resulting from the use of, the Premises with the insurance (other than workmen’s compensation) to afford protection to the limit of not less than $500,000.00 in respect of bodily injury or death to any one person and to the limit of no less than $1,000,000.00 in respect of any one accident.

C. Loss of Rents. Landlord shall maintain insurance with respect to loss of rents for a period equal to one year.

D. Insurance Companies. All required insurance shall be carried with responsible insurance companies selected by the party responsible for obtaining such insurance, and approved by Landlord on even date herewith (which approval shall not be unreasonably withheld), and may be effected by endorsement of blanket insurance policies; provided, however, that all policies of insurance shall be written by companies authorized to do business in the State of Maryland.

E. Certificates of Insurance. Each party shall deliver to the other (i) promptly upon the execution and delivery of this Lease, original policies or duplicates, or certificates or binders, evidencing that all required insurance is in full force and effect, and (ii) at least twenty (20) business days prior to the expiration of any insurance, additional policies or duplicates, or certificates or binders, evidencing the renewal of the insurance and the payment of the premiums.

F. Named Insureds. All policies shall name Landlord, its partners, Tenant, and the Trustees as additional insureds as their interests may appear, if any.

G. Mortgage Clauses. The property insurance policy required by (A) and all renewals of its shall contain standard clauses naming First National Bank of Maryland (“Holder”) as mortgages and requiring that all proceeds payable under the policy (other than proceeds for claims of less than $1,000.00, which shall be payable to Landlord) be paid to Holder and Landlord. Accordingly, the policy shall have attached to it standard non-contributing, non-reporting mortgagee clauses in form acceptable to the Holder, in favor of and entitling the Holder without contribution, to collect any and all proceeds payable under that insurance as its interest may appear.

H. Cancellation. Each insurance policy required by this exhibit shall contain an agreement by the issuer that it will not cancel the policy or modify it in a manner which is adverse to the interests of Landlord, Tenant, or the Holder, except upon prior written notice to all named insureds, in accordance with law (but not less than fifteen (15) days), and that any loss otherwise payable under the policy shall be payable notwithstanding any act of negligence by the Landlord, or Tenant, which might, absent that agreement, result in forfeiture of all or part of the insurance payment. Either party shall immediately notify the other of any cancellation of or change in any insurance policy.

I. Failure to Effect Insurance. In the event that either party fails to effect, maintain or renew any of the insurance required of it, then the other party shall have the right, but not the obligation, to procure said insurance, and the premium therefore shall be immediately reimbursed by the defaulting party; provided, however, it is expressly understood that procurement of the insurance shall not be deemed to waive or release such default.

J. Umbrella Policies. In lieu of separate policies, either party may maintain or cause to be maintained blanket or umbrella policies if those policies provide the coverage required by this Exhibit.

K. Revised Limits. Landlord shall have the right to require different limits for the insurance required hereunder if, in Landlord’s sole discretion, the limits are necessary to adequately protect the interests of the Landlord; provided, however, that the revised limits are (i) readily available in the market and (ii) obtainable at standard premium rates.

B-2